EXHIBIT 99.1

                                                                        NEWSLEAD
                                                             Contact: Luke Haase
                                                                    231.932.0400

INTERPLAY ANNOUNCES SALE OF HUNTER: THE RECKONING PUBLISHING RIGHTS, SHARPENS FOCUS ON BALANCE SHEET AND CONTENT

IRVINE, CA, March 14, 2003 -- Interplay Entertainment Corp. (OTC Bulletin Board:
IPLY.OB) announced today the company has sold all future interactive entertainment publishing rights to the HUNTER: THE RECKONING franchise to Vivendi Universal Games. Interplay retains the rights to the previously published HUNTER: THE RECKONING titles on Microsoft Xbox and Nintendo GameCube. The HUNTER: THE RECKONING franchise is a property of White Wolf Publishing Inc.

Interplay Chairman and Chief Executive Officer Herve Caen said, "This sale represents another step in our turnaround. Since January 2002, our focus has been on improving our balance sheet and steering the company toward highly profitable content. What we have done with the Hunter franchise highlights many of Interplay's strengths: the ability to secure a license, create an acclaimed game franchise from scratch, then leverage that asset to fund future development of the company's core products like BALDUR'S GATE: DARK ALLIANCE, the recently announced FALLOUT: BROTHERHOOD OF STEEL, ICEWIND DALE, and several other soon-to-be-announced properties."

Interplay Entertainment is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay develops games for personal computers as well as next generation video game consoles, many of which have garnered industry accolades and awards.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. For example, Interplay's ability to continue as a going concern is dependent on securing external sources of funding to continue operations. In addition, there can be no assurance that the Company will be successful in completing any strategic alliances, licensing transactions, and financings, or that the Company's current scheduled titles will ship in the projected time frame or that they will be as popular as the Company presently anticipates, that the Company will be able to achieve its projected continued revenues from its existing titles, or that the Company will be able to increase the number of console titles it releases. Additional important factors that may cause a difference between projected and actual results for Interplay include, but are not limited to, future capital requirements, that equity or bank financing will be available on terms satisfactory to the company or at all, risk of delays in development and introduction of new products, dependence


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on new product  introduction which achieve significant market acceptance and the uncertainties of consumer preferences, risks of product returns and markdown allowances, dependence on third party software developers for a significant portion of new products, risks of rapid technological change and platform change, intense competition, seasonality, risks of product defects and resulting returns, dependence upon licenses from third parties, risks associated with, dependence upon third party distribution, dependence upon key personnel and risks associated with international business, intellectual property disputes and other factors discussed in the Company's filings from time to time with the Securities and Exchange Commission, including but not limited to the Company's annual reports on Form 10-K and the Company's subsequent quarterly filings on
Form  10-Q.   Interplay  disclaims  any  obligation  to  revise  or  update  any forward-looking statements that may be made from time to time by it or on its behalf.


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